                                                                   EXHIBIT 10.11


               ENGLISH TRANSLATION (the French text shall prevail)



================================================================================

                            PATENT LICENSE AGREEMENT

================================================================================


                                     BETWEEN

THE REGION WALLONNE

Represented by Mr. Jean-Pierre GRAFE Secretary of Research, Technological development, Sport and International relations, Rue de la Loi, 38 - 1040-BRUSSELS,

Hereafter the "REGION",

THE UNIVERSITE CATHOLOIQUE DE LOUVAIN

Represented by Mr. Marcel CROCHET, Rector and by the Lecturer Andre TROUET, Place de l'Universite, 1 - 1348 - LOUVAIN-LA-NEUVE,

Hereafter the "UNIVERSITY",

                                       AND

The societe anonyme COULTER PHARMACEUTICAL BELGIUM to be incorporated

Represented by Dr. Arnold L. ORONSKY, President and Chief executive Officer of the American company COULTER PHARMACEUTICAL, 550, California Avenue, suite 200, PALO ALTO, CA 94306-1440, future member of the board of directors of the societe anonyme COULTER PHARMACEUTICAL BELGIUM to be incorporated and which shall have its registered office, Carnoy Building C 461, place Croix du Sud, 5 - 1538 - LOUVAIN-LA-NEUVE.

Hereafter the "COMPANY",

                                    WHEREAS:

1. The REGION has filed a belgian patent application n(Degree) 09400752 on August 19, 1994.

2. The UNIVERSITY has filed a Belgian patent application n(Degree) 09400751 on August 19, 1994.

3. The REGION and UNIVERSITY have filed a P.C.T. patent application n(Degree) PCT/BE95/00076, on August 21, 1995, for the above mentioned patents and for the following countries: Kenya, Malawi, Soudan, Swaziland et Ouganda, Autriche, Belgique, Suisse + Liechtenstein, Allemagne, Danemark, Espagne, France, Grande-Bretagne, Grece,

                                       1.

         Irlande, Italie, Luxembourg, Monaco, Pays-Bas, Portugal, Suede, Burkina-Faso, Benin, Republique Centrafricaine, Congo, Cote d'Ivoire, Cameroun, Gabon, Guinee, Mali, Mauritanie, Niger, Senegal, Tchad, Togo, Armenie, Australie, Barbade, Bulgarie, Bresil, Belarus, Canada, Chine, Republique Tcheque, Estonie, Finlande, Georgie, Hongrie, Islande, Japon, Kenya Kirghizistan, Republique Populaire Democratique de Coree, Republique de Coree, Kazakhstan, Sri-Lanka, Liberia, Lituanie, Lettonie, Republique de Moldova, Madagascar, Mongolie, Mexique, Norvege, Nouvelle-Zelande, Pologne, Roumanie, Federation de Russie, Singapour, slovenie, Slovaquie, Tadjikistan, Turkmenistan, Trinite et Tobago, Ukraine, Etats-Unis d'Amerique, Ouzbekistan, Viet-nam et Republique de Macedoine.

4. The COMPANY wishes to establish itself on the territory of the REGION WALLONNE to undertake the research and the manufacturing of SUPERLEUDOX and other products.

                  CONSEQUENTLY IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE 1:        DEFINITIONS

In this agreement, the following words shall bear the following meanings:

1.1.     PATENTS:                   The patents applications n(Degree) 09400751
                                    and n(Degree) 09400752, filed respectively by the UNIVERSITY and the REGION.

1.2.     THE EXTENSION:             The PCT extension application for Belgian
                                    patents n(Degree) 09400751 and 09400752,
                                    filed on August 21, 1995, with n(Degree)
                                    PCT/BE95/00076 for the countries mentioned in the 3rd point of the preamble of the present agreement.

1.3.     SUPERLEUDOX:               A "prodrogue" of the DOXORUBICINE which
                                    requires, for a therapeutic and/or
                                    diagnostic application, the implementation of the PATENTS and the EXTENSION.

1.4.     OTHER PRODUCTS:            All antitumour "prodrogues", which
                                    properties are initiated by cancerous cells and which requires, for therapeutic and/or diagnostic application, the implementation of the PATENTS and the EXTENSION.

1.5.     TURNOVER:                  Any gross receipt received by the COMPANY or
                                    by a sub-licensee less the reimbursements for returned goods, commercial discount, VAT and other taxes on sale and less commissions, insurance costs, freight



                                       2.

                                    and clearance charges, or any other costs directly linked to the sales taken into account.

1.6.     TRADE SECRETS:             All trade secrets, commercial know how and
                                    similar information owned or controlled by the UNIVERSITY or the REGION pertaining to the PATENTS or to the EXTENSION or the production or sale of SUPERLEUDOX or the other PRODUCTS.

1.7.     PRE COMMERCIALIZATION:     Stage preceeding the commercialization of
                                    SUPERLEUDOX and/or of the other products after release from laboratory and enabling to define the parameters to be taken into consideration for the manufacturing and commercialization of these products on a wide scale.

ARTICLE 2:  OWNERSHIP OF THE PATENTS

The REGION and the UNIVERSITY are the owners of the PATENTS and the EXTENSION defined in articles 1.1 and 1.2..

No license has yet been granted on these PATENTS which are clear of any security, pledge or charge whatsoever.

ARTICLE 3:  LICENSE

The REGION and the UNIVERSITY grant the company an exclusive world license to produce, have produced, use and sell SUPERLEUDOX and other products.

This exclusivity can be opposed to the REGION and the UNIVERSITY.

The license applies to all the applications of the invention described in the PATENTS and the EXTENSION which on the object of this contract and to the applications implicitly connected with the PATENTS and the EXTENSION, on a therapeutic as well as on a diagnostic level.

The REGION and the UNIVERSITY grant the COMPANY the exclusive use of the rights deriving form the PATENTS and the EXTENSION, i.e., among others, trade secrets mentioned in article 1.6, manufacturing secrets and results of the experiences made during the elaboration of the PATENTS and the know-how related to them.

ARTICLE 4:  CONTRIBUTION, ASSIGNMENT AND SUBLICENSE

4.1. The COMPANY shall refrain from bringing the license to a company or to substitute a third party in its rights and obligations or to undertake any assignment which would have the

                                       3.

         effect of transferring the whole of its rights and obligations to a third party, without previous consent of the REGION and the UNIVERSITY.

4.2. The COMPANY is authorised to grant sub-licenses limited to the commercialization or pre-commercialization of SUPERLEUDOX and OTHER PRODUCTS.

4.3. In the same way, the COMPANY shall be authorized to grant sub-licenses to subsidiaries or its parent company as long as this granting of sub-licenses does not infringe any provision of the present contract and that the company, benefiting from the sub-license, undertakes, in writing, to respect the entirety of the commitments contained in the present contract.

ARTICLE 5:  OBLIGATIONS OF THE COMPANY TOWARDS THE REGION

The COMPANY undertakes, towards the region, to respect the following obligations:

5.1. Operate or have operated, exclusively on the territory of the Region Wallonne (provinces du Brabant wallon, du Hainaut, de Liege, de Luxembourg et de Namur), the pre-clinical research and the clinical research related to SUPERLEUDOX and OTHER PRODUCTS, except if the company proves it impossible for technical and/or scientific reasons.

         Operate or have operated, exclusively on the territory of the REGION WALLONNE, the manufacturing of SUPERLEUDOX and other products.

         Within the limits here above described, the COMPANY undertakes to operate, on this territory, activities of a high technological level and to employ to this effect local workforce.

         The breach of these obligations entails the immediate payment, by the company to the region, of an amount equal to the difference between
         [     *    ] BEF and the total of the amounts already paid in
         accordance with articles 5.2 or 5.3.

         The obligations described here above and at article 4, will come to an end as soon as the company pays the REGION an overall amount of
         [     *    ], as provided in articles 5.2 and 5.3.

5.2. If the clinical tests on SUPERLEUDOX are positive, that is if a medicine for human use can be finalized, the COMPANY undertakes:

         5.2.1      to pay to the REGION the amount of [    *    ] BEF, after a
                    delay of five years calculated from the date the present agreement becomes effective.

         5.2.2 to pay to the REGION annual royalties amounting to [ * ] of the worldwide turnover pertaining to SUPERLEUDOX and other PRODUCTS. These royalties are limited to a global amount of
                    [    *    ] BEF.

       * Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                       4.

5.3. If the clinical tests of SUPERLEUDOX cannot be realized or are negative, which means that a medicine for human use cannot be finalized, the COMPANY undertakes:

         5.3.1.     to pay to the REGION the amount of [     *    ] BEF, after
                    a delay of five years calculated from the date the present contract becomes effective.

         5.3.2. to pay to the REGION annual royalties amounting to [*] of the worldwide turnover pertaining to OTHER PRODUCTS. These
                    royalties are limited to a global amount of [     *     ]
                    BEF.

5.4.     The COMPANY shall make the payment mentioned in articles 5.2.2. and
         5.3.2. after having received from the "Receveur Regional de la Region wallonne" an "invitation to pay".

         The latter is sent each year, two months after the end of the financial year of the COMPANY.

         The COMPANY has to pay within a delay of fifteen days after the sending by registered mail of the invitation to pay.

         Any delay in payment renders automatically the COMPANY debtor of an interest calculated on the legal rate increased by [ * ] per year, the maturity of payment constituting notice.

ARTICLE 6:  OBLIGATIONS OF THE COMPANY TOWARDS THE UNIVERSITY

The COMPANY undertakes, towards the UNIVERSITY, to respect the following obligations:

6.1. to finance the future pharmacological research and future pre-clinical tests pertaining to SUPERLEUDOX an OTHER PRODUCTS which should be realized by Lecturer A. TROUET.

         This obligation is submitted to the condition that a public aid on these activities be granted to the UNIVERSITY. Nevertheless, the present agreement does not form, in any way, a right to a public aid of the REGION towards the UNIVERSITY or towards the COMPANY.

6.2. To pay to the UNIVERSITY annual royalties calculated on the turnover pertaining to SUPERLEUDOX and OTHER PRODUCTS:

         -        [ * ] on the turnover realized in Europe;

         -        [ * ] on the turnover realized in United States, Canada and
                  Japan;

         - a percentage to be defined in an agreement to be concluded between the COMPANY and the UNIVERSITY for the turnover realized elsewhere and which cannot exceed [ * ].

       * Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

These royalties have to be paid on the following bank account: [*].

The UNIVERSITY and the COMPANY shall precise their contractual relations in a separate document.

Nevertheless, the clauses of the present agreement shall prevail on any other stipulation if there is no written agreement on an eventual derogation.

ARTICLE 7: MAINTENANCE OF THE PATENT

The COMPANY undertakes towards the REGION and the UNIVERSITY to respect the following obligations:

7.1. pay the annuities on the patents pertaining to SUPERLEUDOX and other PRODUCTS;

7.2.     pay the expenses related to the EXTENSION;

7.3. do the necessary formalities for the maintenance of the patents and completion of the EXTENSION;

ARTICLE 8: PROTECTION OF THE PATENT

8.1 Each party will immediately inform the other parties of any infringement or breach by third parties to the PATENTS or the EXTENSION of which it would be informed.

         The REGION, the UNIVERSITY and the COMPANY will decide together of the judicial or extra judicial measures to be taken.

         In case of inaction of the REGION or the UNIVERSITY, the COMPANY may bring an action against the counterfeiter or any other proceeding judged necessary.

8.2 The UNIVERSITY and the REGION undertake to assist the COMPANY, among others, by informing the COMPANY of any element or information useful to reinforce its means of defense. They shall join, by way of voluntary intervention, the action brought by the COMPANY or shall take part in the negotiation if the COMPANY asks them to do so.

8.3 Any costs or fees payed during a procedure against the COMPANY or a negotiation, aiming to protect the PATENTS or the EXTENSION against any breach whatsoever, shall be borne by the COMPANY.

         The same shall apply to the costs linked to an eventual procedure of voluntary intervention requested by the COMPANY.

         Any damages obtained shall only benefit to the COMPANY.

         Any damages to be paid shall entirely be paid by the COMPANY.

* Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

ARTICLE 9: GUARANTEE AGAINST THIRD PARTIES

9.1 The REGION and the UNIVERSITY guarantee the COMPANY that no counterfeiting action against the EXTENSION and the PATENTS is currently pending.

9.2 If the use of the PATENTS or the EXTENSION should lead the COMPANY or the sub-licencees to be sued as counterfeiters, the costs and fees exposed for their defense and the payment of eventual damages shall be borne by the COMPANY and the sub-licencees.

         The same shall apply to costs and fees linked to a counterclaim or a compromise, the sums eventually obtained in these last two cases shall only benefit to the COMPANY and the sub-licencees.

9.3 The COMPANY shall immediately inform the REGION and the UNIVERSITY of any lawsuit or notice filed against it and shall then give them the possibility to intervene in the dispute and/or in the lawsuit in which it would be implied for whatever reason.

9.4 The COMPANY shall be free - if no amicable settlement is found between the parties - to put an end to the contract if no judicial decision is rendered as long as two patent attorneys - one being chosen by the COMPANY and the other by the REGION and the UNIVERSITY - give a joint advice according to which the use of the PATENTS or the EXTENSION constitutes an infringement of the patent rights of a third party.

ARTICLE 10: IMPROVEMENTS

10.1. The REGION and the UNIVERSITY undertake to communicate to the COMPANY and to put at its disposal any modification or improvement brought to the PATENTS or the EXTENSION during the length of the present agreement, without it resulting, for the COMPANY in an increase of the royalties and to grant, if need be, a license free of charge to the COMPANY.

10.2. The modifications and improvements brought by the COMPANY do not require any authorization. The company shall, however, inform the UNIVERSITY and the REGION.

         If inventions of applications or improvements realised by the COMPANY are patentable and are, according to the applicable law, likely to be patented because they are sufficiently different from the PATENTS, the COMPANY shall patent them in accordance with the international conventions applicable in the field of patents.

         The COMPANY is under no obligation whatsoever to assign, neither in whole nor in part, to the UNIVERSITY or the REGION neither its rights pertaining to patents mentioned in the previous paragraph, nor its right to such patents.

         The COMPANY shall nevertheless grant the UNIVERSITY a non-exclusive licence on these patents, free of charge, in order to enable the latter to carry on its scientific research.


                                       7.

         The UNIVERSITY shall however refrain from publishing or evaluating the patents in a way that could harm the patents filed by the COMPANY.

10.3. The parties will exchange the experience acquired through the research and the exploitation linked to the license and shall grant each other licenses for the inventions resulting from the improvements or from the application of the patents and the EXTENSION.

ARTICLE 11:  VERIFICATION OF THE ACCOUNTS

The COMPANY undertakes to keep special account books on which it mentions the number and the prices of the sales linked to SUPERLEUDOX and OTHER PRODUCTS, as well as any other indication of interest for the calculation of the royalties.

The REGION and the UNIVERSITY are authorized to have these account books verified by a chartered accountant of their choice, approved by the COMPANY.

The detailed account of the royalties shall be drawn up yearly.

ARTICLE 12; REGISTRATION OF THE LICENSE

The REGION and the UNIVERSITY shall register the license and pay the costs resulting form this registration.

ARTICLE 13: OBLIGATIONS OF THE REGION AND THE UNIVERSITY

13.1.    The REGION and the UNIVERSITY garantee:

         - that the result of the PATENTS and the EXTENSION can be obtained with the means and process described;

         - the COMPANY against conception defects of the invention that would make the PATENTS and the EXTENSION impossible to use;

         On the contrary, the REGION and the UNIVERSITY guarantee neither the result of the pre-clinical and clinical research nor the technical and commercial value of the PATENTS and the EXTENSION.

         The results and risks of the industrial and commercial exploitation of the results of the research are exclusively borne by the COMPANY.

13.2. The REGION and the UNIVERSITY shall provide the COMPANY with any document and information necessary to use the PATENTS and the EXTENSION.

         They shall also provide the COMPANY with the technical assistance requested, the necessary and useful advise and shall transfer to it the know how linked to the PATENTS and the EXTENSION.

                                       8.

ARTICLE 14:  LENGTH OF THE AGREEMENT

The present agreement shall only come into force when the suspensive condition mentioned in article 15 is completed.

The agreement shall terminate after the expiration of the protection of the PATENTS, the EXTENSION and the patents filed in application of article 10 of the present contract.

ARTICLE 15:  SUSPENSIVE CONDITION

The present agreement is submitted to the following suspensive condition:

         - incorporation of a Belgian societe anonyme, subsidiary of the American company COULTER PHARMACEUTICAL. This incorporation depends on investments to be made by third parties to COULTER PHARMACEUTICAL.

If this condition is not fulfilled within three months of the signature of the present agreement, the latter shall be considered as void and non existent, without any costs for the parties.

ARTICLE 16:  TERMINATION

16.1. The present agreement is automatically terminated and without prior notice in case of bankruptcy, liquidation or bankrupt's certificate.

16.2. The present agreement can also be terminated by the REGION or the UNIVERSITY in case of non commercialization of the licence by the COMPANY or insufficient commercialization, after a first commercialization.

         By non commercialization of the license is meant: stoppage of all pre-clinical or clinical research related to SUPERLEUDOX and other products except if this research has been brought to an end and that the commercialization of the products is about to be set up.

         By insufficient commercialization is meant: a commercialisation which, during the first five years following the beginning of the commercialization of SUPERLEUDOX or other products, would give rise to
         payments of amounts inferior to [    *    ] BEF, for the royalties
         provided for in points 5.2 and 5.3 to be paid to the REGION and to the
         payment of amounts inferior to [    *    ] BEF for royalties provided
         for in point 6.2, to be paid to the UNIVERSITY. This termination does not give, in any case, a right to reimbursement of the amounts already paid by the COMPANY.

16.3. The COMPANY can terminate the present agreement by sending a registered mail if the PATENT or the EXTENSION are not granted, are declared void or depend on a previous invention already patented.

         The royalties already paid nevertheless remain the property of the REGION and the UNIVERSITY.

       * Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9.

16.4. After an end has been put to the present agreement, the REGION and the UNIVERSITY are free to grant to anyone a license relating to the PATENTS and the EXTENSION.

ARTICLE 17:  NOTICES

Any mail exchanged within the framework of the present agreement is to be sent:

         -        For the REGION:

DIRECTION GENERALE DES TECHNOLOGIES, DE LA RECHERCHE ET DE L'ENERGIE Avenue Prince de LIEGE, 7,
5100              JAMBES.

         -        For the UNIVERSITY:

UNIVERSITE CATHOLIQUE DE LOUVAIN
Place de l'Universite, 1,
1348              LOUVAIN-LA-NEUVE.

         -        For the COMPANY:

COULTER PHARMACEUTICAL, 550 California Avenue, suite 200, PALO ALTO-CA 94306-1440 and as soon as the company is incorporated, to its registered office.

ARTICLE 18:  CONFIDENTIALITY

The parties undertake to maintain confidential any information or document exchanged during the present agreement and this for the whole duration of the agreement.

ARTICLE 19:  ENTIRE AGREEMENT

The present agreement constitutes the entire agreement between the parties.

It supersedes and cancels all previous undertakings, written or verbal agreements having the same object.

It cannot be modified except by a written agreement signed by the parties.

ARTICLE 20:  INVALIDITY

Any article of the present agreement that threatens public order or infringes a mandatory statute or regulation shall be considered as non written. Its nullity shall however not affect the validity of the agreement as a whole.

On the contrary, the parties shall endeavour to replace the void article by a clause with equivalent economical effect.

                                      10.

ARTICLE 21:  DISPUTES

This agreement shall be governed by the laws of Belgium.

Any claim arising from or in connection with this agreement shall be submitted to the exclusive jurisdiction of the Courts of Brussels.



Signed on ... (date), in ... (place), in six copies.



                                 POUR LA REGION

                           Menslem Jean-Pierre GRAFE,
            Ministre de la Recherche, du Developpement technologique,
                    du Sport et des Relations internationales



                                POUR L'UNIVERSITE



Monsieur Marcel CROCHET                                    Monsieur Andre TROUET
Recteur                                                               Professeur


                                POUR L'ENTREPRISE

                              Dr. Arnold L. ORONSKY
             future member of the board of directors of the company

       * Signatures are found on the French version of this Agreement, dated March 15, 1996.

                                      11.